Exhibit 99.1

M/I Homes Reports
2026 First Quarter Results

Columbus, Ohio (April 22, 2026) - M/I Homes, Inc. (NYSE:MHO) announced results for the three months ended March 31, 2026.

2026 First Quarter Highlights:
•New contracts increased 3% to 2,350
•Homes delivered decreased 3% to 1,914
•Revenue declined 6% to $921 million
•Gross margin of 22%
•Pre-tax income of $89 million, 10% of revenue, down 39%
•Net income of $68 million ($2.55 per diluted share) versus $111 million ($3.98 per diluted share)
•Shareholders’ equity reached a record $3.2 billion, with book value per share increasing to a record $125
•Repurchased $50 million of common stock
•Return on equity of 12%

The Company reported pre-tax income of $89.2 million and net income of $67.8 million ($2.55 per diluted share). This compares to pre-tax income of $146.1 million and net income of $111.2 million, or $3.98 per diluted share, for the first quarter of 2025.

Homes delivered in 2026's first quarter decreased 3% to 1,914 homes. This compares to 1,976 homes delivered in 2025’s first quarter. New contracts increased 3% to 2,350 for the first quarter of 2026 compared to 2,292 in last year’s first quarter. Homes in backlog at March 31, 2026 had a total sales value of $1.20 billion, a 23% decrease from a year ago. Backlog units at March 31, 2026 decreased 21% to 2,245 homes, with an average sales price of $536,000. At March 31, 2025, backlog sales value was $1.56 billion, with backlog units of 2,847 and an average sales price of $548,000. M/I Homes had 230 communities at March 31, 2026 compared to 226 communities at March 31, 2025. The Company's cancellation rate was 8% in the first quarter of 2026 compared to 10% in the first quarter of 2025.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “In the face of challenging market conditions, we produced very solid first quarter results – led by increased new contracts, gross margins of 22%, pre-tax income of 10%, and a return on equity of 12%. We continue to believe that long-term housing demand is supported by favorable demographic trends and an undersupply of housing. We have a strong financial position with record shareholders’ equity of $3.2 billion, cash of $767 million, and no borrowings under our $900 million credit facility. With a strong balance sheet, a diverse product offering, and well-located communities, we believe we are well positioned to continue delivering solid results despite all of the market uncertainty.”

The Company will broadcast live its earnings conference call today at 10:30 A.M. Eastern Time. To listen to the call live, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select

“Listen to the Conference Call.” A replay of the call will continue to be available on our website through April 2027.

M/I Homes, Inc., celebrating its 50th year in business in 2026, is one of the nation’s leading homebuilders of single-family homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Detroit, Michigan; Tampa, Sarasota, Fort Myers/Naples and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina and Nashville, Tennessee.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “envisions,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, construction defects, product liability and warranty claims and various governmental rules and regulations including changes in trade policy affecting business such as new or increased tariffs, as well as the potential impact of retaliatory tariffs and other penalties, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Ann Marie W. Hunker, Vice President, Chief Accounting Officer and Controller, (614) 418-8225
Mark Kirkendall, Vice President, Treasurer, (614) 418-8021

M/I Homes, Inc. and Subsidiaries
Summary Statement of Income (unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
New contracts	2,350	2,292
Average community count	231	223
Cancellation rate	8%	10%
Backlog units	2,245	2,847
Backlog sales value	$1,204,172	$1,559,251
Homes delivered	1,914	1,976
Average home closing price	$459	$476

Homebuilding revenue:
Housing revenue	$878,610	$940,031
Land revenue	10,866	4,542
Total homebuilding revenue	$889,476	$944,573

Financial services revenue	31,231	31,520
Total revenue	$920,707	$976,093

Cost of sales - operations	718,116	723,310
Gross margin	$202,591	$252,783
General and administrative expense	61,186	59,073
Selling expense	55,340	52,786
Operating income	$86,065	$140,924
Interest income, net of interest expense	(3,105)	(5,197)
Income before income taxes	$89,170	$146,121
Provision for income taxes	21,338	34,884
Net income	$67,832	$111,237

Earnings per share:
Basic	$2.61	$4.07
Diluted	$2.55	$3.98

Weighted average shares outstanding:
Basic	26,007	27,314
Diluted	26,562	27,941

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	March 31,
	2026	2025
Assets:
Total cash, cash equivalents and restricted cash	$767,416	$776,378
Mortgage loans held for sale	261,807	238,583
Inventory:
Lots, land and land development	1,866,252	1,666,045
Land held for sale	31,961	3,903
Homes under construction	1,267,202	1,342,424
Other inventory	233,686	192,333
Total Inventory	$3,399,101	$3,204,705

Property and equipment - net	31,879	33,569
Investments in joint venture arrangements	68,357	70,727
Operating lease right-of-use assets	53,116	57,428
Goodwill	16,400	16,400
Deferred income tax asset	4,508	13,451
Other assets	185,802	173,982
Total Assets	$4,788,386	$4,585,223

Liabilities:
Debt - Homebuilding Operations:
Senior notes due 2028 - net	$398,620	$397,846
Senior notes due 2030 - net	297,999	297,495
Total Debt - Homebuilding Operations	$696,619	$695,341

Notes payable bank - financial services operations	260,201	227,957
Total Debt	$956,820	$923,298

Accounts payable	215,817	228,909
Operating lease liabilities	54,867	58,960
Other liabilities	368,550	367,722
Total Liabilities	$1,596,054	$1,578,889

Shareholders’ Equity	3,192,332	3,006,334
Total Liabilities and Shareholders’ Equity	$4,788,386	$4,585,223

Book value per common share	$124.75	$112.29
Homebuilding debt to capital ratio (1)	18%	19%
(1)The ratio of homebuilding debt to capital is calculated as the carrying value of our homebuilding debt outstanding divided by the sum of the carrying value of our homebuilding debt outstanding plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data (unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2026	2025
Cash provided by operating activities	$135,731	$64,887
Cash provided by (used in) investing activities	$5,118	$(2,928)
Cash used in financing activities	$(62,622)	$(107,151)

Land/lot purchases	$79,240	$145,983
Land development spending	$104,363	$101,599
Land sale revenue	$10,866	$4,542
Land sale gross profit	$2,199	$786

Financial services pre-tax income	$14,097	$16,106

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results (1)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2026	2025
Net income	$67,832	$111,237
Add:
Provision for income taxes	21,338	34,884
Interest income - net	(5,840)	(8,041)
Interest amortized to cost of sales	6,694	6,901
Depreciation and amortization	5,254	4,777
Non-cash charges	4,185	4,200
Adjusted EBITDA	$99,463	$153,958

(1) We believe these non-GAAP financial measures are relevant and useful to investors in understanding our operations and may be helpful in comparing us with other companies in the homebuilding industry to the extent they provide similar information. These non-GAAP financial measures should be used to supplement our GAAP results in order to provide a greater understanding of the factors and trends affecting our operations.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended
	March 31,
			%
Region	2026	2025	Change
Northern	1,026	1,065	(4)%
Southern	1,324	1,227	8%
Total	2,350	2,292	3%

	HOMES DELIVERED
	Three Months Ended
	March 31,
			%
Region	2026	2025	Change
Northern	752	826	(9)%
Southern	1,162	1,150	1%
Total	1,914	1,976	(3)%

	BACKLOG
	March 31, 2026			March 31, 2025
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Northern	1,110	$633	$570,000	1,375	$765	$556,000
Southern	1,135	$571	$503,000	1,472	$795	$540,000
Total	2,245	$1,204	$536,000	2,847	$1,559	$548,000

	LAND POSITION SUMMARY
	March 31, 2026			March 31, 2025
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Northern	6,888	12,953	19,841	6,855	9,501	16,356
Southern	17,370	12,832	30,202	18,355	16,386	34,741
Total	24,258	25,785	50,043	25,210	25,887	51,097